                                                                    Exhibit 4.12


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (the "Agreement") is dated as of this 26th day of February, 1997 among FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International") (FSEP II, FSEP III and FSEP International are collectively referred to herein as the "FS Stockholders"), M&P Distributing Company, a Nevada corporation ("Limited Stockholder"), The Limited, Inc., a Delaware corporation, WearGuard Corporation, a Delaware corporation ("WearGuard"), The TJX Companies, Inc., a Delaware corporation ("TJX"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway"), NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX") and Brylane Inc., a Delaware corporation (the "Company"). Each of the FS Stockholders, the Limited Stockholder, WearGuard, TJX, Leeway, NYNEX and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder."


                             W I T N E S S E T H:
                             - - - - - - - - - -

          A. The FS Stockholders, the Limited Stockholder, WearGuard, Leeway and NYNEX have acquired common stock, par value $0.01 per share (the "Common Stock"), of the Company in the manner contemplated by the Agreement of Limited Partnership dated as of August 30, 1993, (as amended from time to time, the "Partnership Agreement") among the Partners referred to therein.

          B. TJX has or may acquire shares of Common Stock in a manner contemplated by that certain First Amended and Restated Incorporation and Exchange Agreement dated as of December 9, 1996 among the FS Stockholders, Limited Stockholder, The Limited, Inc., WearGuard, Chadwick's, Inc., a Massachusetts corporation, Leeway, NYNEX and the Company (as amended from time to time, the "Incorporation and Exchange Agreement"), including through the conversion into Common Stock of a Convertible Subordinated Note due 2006 to be jointly issued by the Company and the Partnership (the "Company Note") to TJX in exchange for that certain Convertible Subordinated Note due 2006 in the original principal amount of $20,000,000 issued by the Partnership to Chadwick's, Inc. (the "Partnership Note") and transferred to TJX on February 18, 1997, all pursuant to the transactions described in and the terms of the Incorporation and Exchange Agreement.

          C. In connection with an Initial Public Offering (as defined in the Partnership Agreement) of Common Stock, the FS Stockholders, the Limited Stockholder, WearGuard, TJX, Leeway and NYNEX are to be granted certain rights with respect to the Common Stock held by them (or to be held by it in the case of TJX).

          D. In order to ensure that such parties are granted such rights, the parties hereto desire to enter into this Agreement.


                              A G R E E M E N T:
                              - - - - - - - - -

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1  Definitions.  Terms defined in the Stockholders Agreement
                       -----------
(the "Stockholders Agreement") dated as of February 26, 1997 among the Company, the FS Stockholders, the Limited Stockholder, WearGuard, TJX, Leeway, and NYNEX are used herein as therein defined. In addition, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Demand Registration" means a Demand Registration as defined in
           -------------------
Section 2.1.

          "Excess Amount" means the number of Registrable Securities requested
           -------------
by a Minority Holder or Minority Holders or a Holder or Holders, as the case may be, to be sold pursuant to Section 2.1 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range acceptable to the Company.

          "Holder" means the FS Stockholders, the Limited Stockholder, or any
           ------
Affiliate of any of them which owns Common Stock.

          "Includible Amount" means the number of Registrable Securities
           -----------------
requested by a Minority Holder or Minority Holders and/or a Holder or Holders, as the case may be, to be sold pursuant to Section 2.3(a) which the Minority Holder who makes the Minority Holder Demand Registration request reasonably determines in good faith is the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering without adversely affecting the offering.

          "Initial Public Offering" shall have the meaning set forth in the
           -----------------------
Partnership Agreement.


          "Minority Holders" means WearGuard, Leeway, NYNEX, TJX (if it has
           ----------------
acquired Common Stock, or any Affiliate of any of them which owns Common Stock; provided that, for purposes of any provision pursuant to which notice is to be
--------
given to Minority Holders, TJX shall be treated as a Minority Holder if it then holds Common Stock, the Company Note or the Partnership Note.

          "Minority Holders Demand Registration" means, with respect to each of
           ------------------------------------
WearGuard, TJX, Leeway and NYNEX, a Demand Registration as defined in Section
2.3.

          "1933 Act" means the Securities Act of 1933 and the rules and
           --------
regulations thereunder.

          "1934 Act" means the Securities Exchange Act of 1934 and the rules
           --------
and regulations thereunder.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piggy-Back Registration" means a Piggy-Back Registration as defined
           -----------------------
in Section 2.2.


          "Registrable Security" means any share of Common Stock outstanding
           --------------------
until (i) a registration statement covering such Common Stock has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the 1933 Act ("Rule 144") are met or it may be sold pursuant to Rule 144(k) under such Act or (iii) it has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the 1933 Act; provided that,
                                                                  --------
notwithstanding the foregoing, shares of Common Stock held by TJX shall remain Registrable Securities until the date that is three (3) years after the completion of the Initial Public Offering.

          "Requisite Share Number" means a number of Registrable Securities
           ----------------------
representing not less than 10% of the total number of shares of Common Stock then outstanding or shares of Common Stock representing not less than $15,000,000 in fair market value as determined by the Board, or such lesser number as constitutes all shares of Common Stock then held by the relevant Holder representing not less than 3% of the total number of shares of Common Stock then outstanding.

          "Selling Holder" means a Holder or a Minority Holder who is proposing
           --------------
to sell, selling or causing its Affiliates to propose to sell or sell Registrable Securities pursuant to a registration statement under the 1933 Act.

          "Selling Holder Notice" means a Selling Holder Notice as defined in
           ---------------------
Section 2.1.

          "Transfer" means any direct or indirect transfer, sale, assignment,
           --------
pledge, hypothecation, encumbrance or other disposition of Common Stock.

          "Underwriter" means a securities dealer who purchases any Registrable
           -----------
Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.


                                  ARTICLE II

                              REGISTRATION RIGHTS
                              -------------------

          SECTION 2.1  Demand Registration.
                       -------------------

               (a)  Request for Registration.  At any time and from time to
                    ------------------------
time on or after the date which is six (6) months following the closing of the Initial Public Offering, any Holder, on behalf of itself or any of its Affiliates owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the 1933 Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that the Holder or Holders making such request are together
--------
requesting that the Requisite Share Number be registered, and provided, further,
                                                              --------  -------
that the Company shall not be obligated to effect (i) more than two Demand Registrations in any eighteen (18) month period or (ii) more than two Demand Registrations (A) for the FS Stockholders and their Affiliates and (B) for the Limited Stockholder and its Affiliates, in each case in the aggregate. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within ten (10) days after the receipt thereof to all other Holders and the Minority Holders. Within twenty (20) days after receipt of such notice by any Holder and Minority Holder, such Holder and Minority Holder may request in writing that Registrable Securities be included in such registration and the Company shall include in the Demand Registration the Registrable Securities of any such Holder or Minority Holder, or any of such Holder's or Minority Holder's Affiliates, requested to be so included. Each such request by such other Holders and Minority Holders (each, a "Selling Holder Notice") shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. Unless the Holder making such Demand Registration shall consent in writing, no other party, including the Company, shall be permitted to offer securities under any such Demand Registration; provided, however, that in
                                                     --------  -------
the case of a Demand Registration requested by the FS Stockholders ("FS Demand Registration"), the FS

Stockholders may include the Registrable Securities of Leeway and NYNEX prior to and in preference of, and without incurring any obligation to include, any Registrable Securities of the Company and any other Stockholder, notwithstanding anything contained in this Section or in Section 2.2 hereof to the contrary. Notwithstanding anything contained in this Section or in Section 2.2 to the contrary, in any FS Demand Registration or in any Demand Registration requested by the Limited Stockholder ("Limited Demand Registration") in which Registrable Securities of the FS Stockholders are included, each of Leeway and NYNEX may, at its option, include up to a percentage of its Registrable Securities equal to the percentage of the FS Stockholders' Registrable Securities that is being sold by the FS Stockholders in such FS Demand Registration or Limited Demand Registration, as the case may be (with, in the case of a Limited Demand Registration, the number of Registrable Securities to be included by the FS Stockholders to be reduced to accommodate the inclusion of any Registrable Securities held by Leeway or NYNEX).

               (b)  Effective Registration.  A registration will not count as a
                    ----------------------
Demand Registration until it has become effective.

               (c)  Underwritten Offering.  If the Holder initiating a Demand
                    ---------------------
Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company and such Holder shall select one or more nationally recognized firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and shall select any additional managers to be used in connection with the offering.

          SECTION 2.2  Piggy-Back Registration.  If at any time ninety (90) days
                       -----------------------
following the closing of the Initial Public Offering the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any of its respective securityholders of any class of security of the same class as the Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders and the Minority Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer the Holders and the Minority Holders the opportunity to register such number of shares of Registrable Securities as each such Holder or Minority Holder may request in writing within five (5) days of receipt of such notice on behalf of itself or its Affiliates (which request shall specify the Registrable Securities intended to be disposed of by such Holder and its Affiliates, or such Minority Holder and its Affiliates and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2.4(b), any Holder or Minority Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within twenty (20) days of its request for inclusion. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that
                                                                 --------
the Company shall reimburse Minority Holders, if applicable, or Holders of Registrable Securities requested to be included in such Piggy-Back Registration for all out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal. Notwithstanding the foregoing, if any Stockholder is permitted to include shares of Common Stock in the Initial Public Offering or if the Initial Public Offering consists solely of an offering by one or more Stockholders, each of TJX, Leeway, and NYNEX shall be entitled to include its shares on the same basis as such Stockholder.

          SECTION 2.3  Minority Holder Demand Registration.
                       -----------------------------------

               (a)  Request for Registration.  At any time and from time to
                    ------------------------
time on or after the date which is six (6) months following the closing of the Initial Public Offering, the Minority Holders may each make a written request for registration under the 1933 Act of all or part of their respective Registrable Securities (which registration may be effected on Form S-3 if the Company is eligible to use such Form) (with respect to each Minority Holder, a "Minority Holder Demand Registration"); provided that each Minority Holder shall
                                        --------
have only one Minority Holder Demand Registration right. The Company shall give written notice of any such Minority Holder Demand Registration request within ten (10) days after the receipt thereof to all Holders and to all other Minority Holders, as applicable. Within twenty (20) days after receipt of such notice by any Holder or Minority Holder, as applicable, such Holder or Minority Holder, as applicable, may request in writing that Registrable Securities be included in such registration and the Company shall include in the Minority Holder Demand Registration the Registrable Securities of any such Holder or any of its Affiliates or Minority Holder, or any of its Affiliates, requested to be so included; provided that, unless the Minority Holder who has made such Minority
          --------
Holder Demand Registration Request shall consent in writing, no other party, including the Company, shall be permitted to offer securities under such Minority Holder Demand Registration. Each Selling Holder Notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof. No Minority Holder Demand Registration shall be an underwritten offering.

               (b)  Effective Registration.  A registration will not count as a
                    ----------------------
Minority Holder Demand Registration until it has become effective and it has remained effective until all Registrable Securities offered thereunder have been sold or it has been effective for a total of six (6) months in the aggregate.

               (c)  Termination.
                    -----------

                    (1) Notwithstanding anything to the contrary contained within this Section 2.3, the Minority Holder Demand Registration right with respect to WearGuard shall immediately terminate with respect to WearGuard at such time as WearGuard shall be eligible to sell its Registrable Securities without restriction as to amount or manner of sale under Rule 144, or any successor regulation, and the Company shall have delivered to WearGuard an opinion of counsel with a national reputation, which may be counsel to the Company, to that effect.

                    (2)  The rights of each of TJX, Leeway and NYNEX pursuant to
Section 2.3 shall terminate on the date that is three (3) years after the completion of the Initial Public Offering.

          SECTION 2.4  Reduction of Offering.
                       ---------------------

               (a) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 determine that the size of the offering that the Holders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, and subject to the right of the Holder making such Demand Registration request to exclude any securities not held by such Holder therefrom, if the size of the offering is the basis of such Underwriter's or Underwriters' determination, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all Holders and Minority Holders, as the case may be, equal to the Excess Amount (such reduction to be allocated pro rata among such Holders and Minority Holders, as the case may be, according to the number of Registrable Securities requested for inclusion) and
(ii) in the case of a Piggy-Back Registration, if securities are being offered for the account of other Persons as well as the Company, the securities the Company seeks to include shall have priority over securities sought to be included by any other Person (including the Holders and the Minority Holders) and, with respect to the Registrable Securities intended to be offered by Holders and Minority Holders, the proportion by which the amount of such class of securities intended to be offered by Holders and Minority Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other Persons is reduced (it being understood that with respect to the Holders, the Minority Holders and third parties, such reduction may be all of such class of securities).

               (b) If a Minority Holder who makes a Minority Holder Demand Registration request described in Section 2.3(a) reasonably determines in good faith that the success of the offering would be adversely affected by the inclusion of the Registrable Securities requested to be included then, if the size of the offering is the basis of such Minority Holder's determination, the Company shall only include in such registration an amount of Registrable Securities requested to be included in such offering by all Holders and Minority Holders, as the case may be, equal to the Includible Amount, and with respect to the allocation of the Includible Amount (i) the securities the Minority Holder who made the Minority Holder Demand Registration request seeks to include shall have priority over securities sought to be included by any other Person (including the Holders and the other Minority Holders), (ii) the securities the Company seeks to include shall, after giving effect to clause (i) of this Section 2.4(b), have priority over securities sought to be included by any other Person (including the Holders and the other Minority Holders) and (iii) after giving effect to clauses (i) and (ii) of this
Section 2.4(b), the remaining Includible Amount, if any, shall be allocated pro rata among the Holders and other Minority Holders, as the case may be, according to the number of Registrable Securities requested for inclusion.

               (c) If, as a result of the proration provisions of Section 2.4(a) or 2.4(b), any Selling Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw its request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall
                           --------  -------
be irrevocable and, after making a Withdrawal Election, a Selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.


                                  ARTICLE III

                            REGISTRATION PROCEDURES
                            -----------------------

          SECTION 3.1  Filings; Information.  Whenever any Holder requests that
                       --------------------
any Registrable Securities be registered pursuant to a Demand Registration, or when any Minority Holder requests that any Registrable Securities be registered pursuant to a Minority Holder Demand Registration, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and:

               (a) In connection with any Demand Registration request, the Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) one hundred eighty (180) days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company
                                              --------
shall furnish to any Holder making a request pursuant to Section 2.1 a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the

Company for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than ninety (90) days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

          (b) In connection with a Minority Holder Demand Registration request, the Company will as expeditiously as possible prepare and file with the Commission a registration statement and use its best efforts to cause such filed registration statement to become and remain effective until the earlier of (i) one hundred eighty (180) days from the date such registration statement became effective or (ii) the date on which the sale of Registrable Securities has been completed; provided that, if the Company shall furnish to the Minority Holder
           --------
making such Minority Holder Demand Registration request a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the Company for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than one hundred eighty (180) days within which to file such registration statement measured from the date of receipt of such Minority Holder Demand Registration request in accordance with Section 2.3; provided further
                                                            -------- -------
that the Company's right under this Section 3.1(b) to delay the filing of a registration statement for a Minority Holder Demand Registration may only be exercised once in a 365-day period with respect to a specific Minority Holder.

          (c) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, counsel representing the Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement, copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to prompt review and approval by the foregoing, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

          (d) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (e) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be
                                         --------
required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

          (g) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).

          (h) The Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company and other members of the management of the Company will cooperate fully in any offering of Registrable Securities pursuant to Section 2.1 hereof, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors. With respect to a Minority Holder Demand Registration requested by TJX, Leeway or NYNEX or registration under Section 2.2 in which TJX, Leeway or NYNEX participates, (i) the Company will cooperate to facilitate an orderly distribution of the shares of TJX, Leeway or NYNEX, as the case may be, and TJX, Leeway or NYNEX, as the case may be, will advise the Company of its intentions with respect to any significant sale of Registrable Securities and (ii) the Company will make management available at the Company's offices or by telephone, upon reasonable notice and at reasonable times and for the seller's representatives and a small number of potential purchasers and/or placement agents, for marketing and diligence discussions regarding the Company and its business.

          (i) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), (it being understood that the Company is responsible for payment of the reasonable fees and expenses of only one counsel (in addition to counsel to the issuer) pursuant to clause (h) of Section 3.2) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release
                               --------
pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a
                           --------  -------
protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public.
Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (j) The Company will use its reasonable best efforts to furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders of Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

          (k) The Company will comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act.

          (l) The Company will use its best efforts (i) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

          (m) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue and, if applicable, cause its Affiliates to discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

     SECTION 3.2  Registration Expenses.  In connection with any Demand
                  ---------------------
Registration pursuant to Section 2.1 hereof, any registration statement filed pursuant to Section 2.2 hereof, and any Minority Holder Demand Registration pursuant to Section 2.3 hereof, the Company shall pay the following registration expenses incurred in connection with the registration hereunder, whether or not such registration becomes effective (the

"Registration Expenses"): (a) all registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) printing expenses, (d) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities,
(f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(j) hereof), (g) the fees and expenses of any special experts retained by the Company in connection with such registration, and (h) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for all of the Selling Holders (in addition to counsel for the Company), provided that with respect to a Minority Holder Demand Registration requested by TJX, Leeway or NYNEX and up to three (3) registrations pursuant to Section 2.2 in which TJX, Leeway or NYNEX participates, the Company shall also pay the reasonable fees and expenses of special counsel for TJX, Leeway or NYNEX, as the case may be. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any other out-of-pocket expenses of the Holders or the Minority Holders.


                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION
                       --------------------------------

     SECTION 4.1  Indemnification by the Company.  The Company agrees to
                  ------------------------------
indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and any such controlling Person may become subject under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or any such controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1; provided that the indemnity agreement contained in this
                  --------
Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability and any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability and any action in respect thereof to the extent that it arises from or is based upon written information relating to a Person furnished expressly for use in connection with such registration by such Person, nor shall the Company be liable to any Person for any such loss, claim, damage or liability and any action in respect thereof to the extent it arises from or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Person after such Person had received a written notice provided by the Company that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after such Person had received a written notice provided by the Company that such registration statement or prospectus contained such omission or alleged omission, or (c) the failure of such Person to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the 1933 Act, to be so delivered, provided that a sufficient number of copies thereof had been provided by the Company to such Person.

     SECTION 4.2  Indemnification by Selling Holders of Registrable Securities.
                  ------------------------------------------------------------
Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, if any, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2; provided that in no event shall any
                                             --------
indemnity obligation under this Section 4.2 exceed the net proceeds from the offering received by such Selling Holder.

     SECTION 4.3  Conduct of Indemnification Proceedings.  Promptly after
                  --------------------------------------
receipt by any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall
                                   --------
have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(b) based upon the written opinion of counsel of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settlement is made with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, claim, damage, or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

     SECTION 4.4  Contribution.  If the indemnification provided for in this
                  ------------
Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between the Company and the Selling Holders on the one hand and the Underwriters, if any, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) as between the Company on the one hand and each Selling Holder on the other, or as among the Selling Holders, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations; provided, however, that no person found guilty of fraudulent misrepresentation
--------  -------
(within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation). The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder, and with respect to the Selling Holders among themselves, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 are several and not joint, and in no event shall such obligation exceed the net proceeds of the offering received by such Selling Holder.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

     SECTION 5.1  Participation in Underwritten Registrations.  No Person may
                  -------------------------------------------
participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights; provided that (i) if the FS Stockholders, the Limited
                     --------
Stockholder or any of their Affiliates, or any of the Minority Holders or any of their Affiliates participates in such registration, they will not be required to make any representations or warranties except those which relate solely to themselves and (ii) the liability of the FS Stockholders, the Limited Stockholder or any of their Affiliates, or any of the Minority Holders or any of their Affiliates to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such Person provided by or on behalf of such Person for inclusion in the prospectus.

     SECTION 5.2  Rule 144.  The Company covenants that it will use its
                  --------
reasonable best efforts to file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it will take such further action as any Holder or Minority Holder may reasonably request, all to the extent reasonably required from time to time to enable Holders and their Affiliates or Minority Holders and their Affiliates to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the 1933 Act, as such Rules may be amended from time to time, or (b) any similar Rule or regulation hereafter adopted by the Commission. Upon the request of any Holder or Minority Holder, the Company will deliver to such Holder or Minority Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3  Holdback Agreements.
                  -------------------

          (a)  Restrictions on Public Sale by WearGuard, TJX or Holders of
               -----------------------------------------------------------
Registrable Securities.  To the extent not inconsistent with applicable law, and
----------------------
except with respect to a Minority Holder Demand Registration, each of the Minority Holders and each Holder of Registrable Securities agrees not to effect any sale or distribution or to permit any of its Affiliates to effect any sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred twenty (120) day period beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering, provided that TJX's obligations with respect to any such agreement shall terminate on the earlier of (i) the date that is three (3) years from the date of issuance of the Partnership Note and (ii) such time as TJX owns less than one percent (1%) of the Company's fully diluted common equity.

          (b)  Restrictions on Sale by the Company and Others.  With respect to
               ----------------------------------------------
a Demand Registration effected pursuant to Section 2.1 hereof, the Company agrees (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the one hundred twenty (120) day period beginning on, the effective date of any registration statement (except as part of a registration statement where the Holder making such Demand Registration consents) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted); provided, however,
                                                             --------  -------
that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities and shall not prevent the issuance of securities by the Company under any employee benefit, stock option or stock subscription plans or in private placements.

     SECTION 5.4  Stockholders Agreement.  Notwithstanding anything above to
                  ----------------------
the contrary, all Transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made only in accordance with such provisions.

     SECTION 5.5  Successors and Assigns.  This Agreement, and all
                  ----------------------
obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no rights of any Stockholder under this Agreement may be
         --------
assigned, except that (i) with respect to each Minority Holder, a Minority Demand Registration and the right to participate in Piggy-back Registrations pursuant to Section 2.1 and Section 2.2 hereof may be assigned by such Minority Holder to one purchaser of more than 50% of the Registrable Securities then held by such Minority Holder, (ii) any Stockholder may assign its rights hereunder to an Affiliate of such Stockholder, provided that, prior to such assignment, such
                                  --------
Affiliate shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to such Stockholder and (iii) Leeway may assign its rights hereunder to a successor trust or plan (each a "Leeway Assignee") in connection with a reorganization of the Long-Term Investment Trust (or a constituent trust or plan or the sponsor of a constituent trust or plan), provided that (A) such assignment shall not materially adversely affect the
--------
legal or tax status of the Company or the Partnership, (B) such assignment does not result in an increase of more than one beneficial owner of Common Stock for purposes of Section 3(c)(1) of the

Investment Company Act of 1940, (C) Leeway, its Affiliates and the Leeway Assignees (collectively, the "Leeway Group") shall collectively have one Minority Demand Registration in which all members of the Leeway Group may participate (if they so choose) on a pro rata basis and each member of the Leeway Group may participate in Piggy-back Registrations pursuant to the terms of Section 2.1 and Section 2.2 hereof, (D) such Minority Demand Registration and the right to participate in Piggy-back Registrations pursuant to Section 2.1 and
Section 2.2 hereof may be assigned to one purchaser of more than 50% of the Registrable Securities then held by the Leeway Group, and (E) prior to any such assignment, each such assignee Person shall enter into a written agreement to be bound by the terms and conditions of this Agreement applicable to Leeway. For purposes of this Section 5.5, any successor or assignee of NYNEX as a result of, or in connection with, the consummation of the proposed merger of Bell Atlantic and NYNEX Corporation shall be deemed to be an Affiliate of NYNEX.

     SECTION 5.6  No Waivers; Amendments.
                  ----------------------

          (a) No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) This Agreement may not be amended, modified or supplemented other than by a written instrument signed by each party hereto (except that none of WearGuard, TJX, Leeway nor NYNEX shall be required to or entitled to approve any amendment, modification or supplement to the Agreement, unless such amendment, modification or supplement to the Agreement would adversely affect the rights of WearGuard, TJX, Leeway or NYNEX, as the case may be, hereunder). With respect to any grant of additional rights hereunder or in any other agreement covering the matters contemplated by this Agreement, Leeway and NYNEX shall be treated equally.

          (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

     SECTION 5.7  Notices.  All notices, requests, and other communications to
                  -------
any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given as follows:

          If to the               Brylane Inc.
          Company, to:            463 Seventh Avenue, 21st Floor
                                  New York, New York 10018
                                  Attention:  Mr. Peter J. Canzone
                                  Telecopy:  (212) 613-9551

          With a copy to:         Riordan & McKinzie
                                  300 S. Grand Avenue, 29th Floor
                                  Los Angeles, California  90071-3155
                                  Attention:  Richard J. Welch, Esq.
                                  Telecopy:  (213) 229-8550


          If to Limited           The Limited, Inc.
          Stockholder or to       Three Limited Parkway
          The Limited, to:        Columbus, Ohio  43230
                                  Attention:  General Counsel
                                  Telecopy:  (614) 479-7188

          With a copy to:         Davis Polk & Wardwell
                                  450 Lexington Avenue
                                  New York, New York 10017
                                  Attention:  Dennis S. Hersch, Esq.
                                              David L. Caplan, Esq.
                                  Telecopy:  (212) 450-4800


          If to the FS            Freeman Spogli & Co. Incorporated
          Stockholders, to:       11100 Santa Monica Boulevard
                                  Suite 1900
                                  Los Angeles, California  90025
                                  Attention:  Mr. William M. Wardlaw
                                  Telecopy:  (310) 444-1870

          With a copy to:         Riordan & McKinzie
                                  300 S. Grand Avenue, 29th Floor
                                  Los Angeles, California  90071-3155
                                  Attention:  Richard J. Welch, Esq.
                                  Telecopy:  (213) 229-8550

          If to WearGuard:        WearGuard Corporation
                                  c/o ARAMARK Corporation
                                  The ARAMARK Towers
                                  1100 Market Street
                                  29th Floor
                                  Philadelphia, Pennsylvania  19107
                                  Attention:  General Counsel
                                  Telecopy:  (215) 238-3333


          If to TJX:              The TJX Companies, Inc.
                                  770 Cochituate Road
                                  Framingham, Massachusetts 01701
                                  Attention: President and General Counsel
                                  Telecopy:  (508) 390-2457

          With a copy to:         Arthur G. Siler, Esq.
                                  Ropes & Gray
                                  One International Place
                                  Boston, Massachusetts  02110
                                  Telecopy:  (617) 951-7050


          If to Leeway:           Leeway & Co.
                                  c/o AT&T Investment Management Corp.
                                  One Oak Way, Room 1ED176
                                  Berkeley Heights, New Jersey  07922-2727
                                  Attention:  Eliot H. Powell
                                  Telecopy:  (908) 771-9613

          With a copy to:         Lowenstein, Sandler, Kohl, et. al.
                                  A Professional Corporation
                                  65 Livingston Avenue
                                  Roseland, New Jersey 07068-1791
                                  Attention:  George J. Mazin, Esq.
                                  Telecopy:  (201) 992-5620

          If to NYNEX:            Mellon Bank, N.A., as Trustee
                                   for NYNEX Master Trust
                                  One Mellon Bank Center
                                  Room 3346
                                  Pittsburgh, Pennsylvania 15258-0001
                                  Attention:  Mr. Robert F. Sass
                                  Telecopy:  (412) 236-4225

          with a copy to:         NYNEX Asset Management Company
                                  200 Park Avenue
                                  New York, New York 10166
                                  Attention:  Mr. A. Jay Baldwin
                                              Bruce Franzese, Esq.
                                  Telecopy:  (212) 682-7246

          and to:                 Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, New York 10017
                                  Attention:  I. Scott Gottdiener, Esq.
                                  Telecopy:  (212) 455-2502

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose of notice to the other parties.
Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (b) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 5.6.

     SECTION 5.8  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the state of Delaware (without regard to the choice of law provisions thereof).

     SECTION 5.9  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     SECTION 5.10  Severability.  Any term or provision of this Agreement
                   ------------
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 5.11  Counterparts.  This Agreement may be signed in counterparts,
                   ------------
each of which shall constitute an original and which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                  FS EQUITY PARTNERS II, L.P.
                                  By:  Freeman Spogli & Co.
                                  Its: General Partner


                                  By:   /s/ John M. Roth
                                       -----------------------------------
                                       Name:  John M. Roth
                                       Title: General Partner


                                  FS EQUITY PARTNERS III, L.P.
                                  By:  FS Capital Partners, L.P.
                                  Its: General Partner
                                       By:  FS Holdings, Inc.
                                       Its: General Partner


                                       By:   /s/ John M. Roth
                                            ------------------------------
                                            Name:  John M. Roth
                                            Title: Vice President


                                  FS EQUITY PARTNERS INTERNATIONAL, L.P.
                                  By:  FS&Co. International, L.P.
                                  Its: General Partner
                                       By:  FS International Holdings Limited
                                       Its: General Partner

                                      By:   /s/ John M. Roth
                                           -------------------------------
                                           Name:  John M. Roth
                                           Title: Vice President


                                  M&P DISTRIBUTING COMPANY


                                  By:   /s/ John N. Brewer
                                        -----------------------------------
                                        Name:  John N. Brewer
                                        Title: Asst. Secretary

                                  THE LIMITED, INC.


                                  By:   /s/ William K. Gerber
                                       ----------------------------------------
                                       Name:  William K. Gerber
                                       Title: Vice President of Finance


                                  BRYLANE INC.


                                  By:   /s/ Robert A. Pulciani
                                       ----------------------------------------
                                      Name:  Robert A. Pulciani
                                      Title: Executive Vice President, Chief
                                             Financial Officer, Secretary and
                                             Treasurer


                                  WEARGUARD CORPORATION


                                  By:   /s/ Barbara A. Austell
                                       ----------------------------------------
                                       Name:  Barbara A. Austell
                                       Title: Treasurer


                                  THE TJX COMPANIES, INC.


                                  By:   /s/ Jay H. Meltzer
                                       -----------------------------------------
                                       Name:  Jay H. Meltzer
                                       Title: Senior Vice President


                                  LEEWAY & CO.,
                                  as nominee for the Long-Term Investment Trust
                                  By: State Street Bank and Trust, as Trustee
                                      for the Long-Term Investment Trust


                                  By:   /s/ Edward J. Lavin Jr.
                                       ----------------------------------------
                                       Name:  Edward J. Lavin Jr.
                                       Title: Vice President

                                  NYNEX MASTER TRUST
                                  By: Mellon Bank, N.A., as Trustee for Nynex
                                      Master Trust, as directed by NYNEX
                                      Corporation


                                  By:   /s/ Allan M. Seaman
                                       ----------------------------------------
                                       Name:  Allan M. Seaman
                                       Title: Associate Counsel